FORM  8-K



SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549



CURRENT REPORT PURSUANT SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT:  January 28, 1998



Commission File No. 0-10585



                     Mid Am, Inc.
(Exact Name of Registrant as Specified in its Charter)



               Ohio                       34-1580978
(State of Other Jurisdiction of          (IRS Employer
 Incorporation or Organization)      Identification Number)



221 South Church Street, Bowling Green, Ohio         43402
(Address of Principal Executive Office)            (Zip Code)



        (419) 327-6300
(Registrant's Telephone Number)










ITEM 5:   OTHER EVENTS


On January 16, 1998, Mid Am, Inc. (the "Company") announced the issuance of $50,000,000 of unregistered subordinated notes in a private placement. In addition, the Company reauthorized its buyback program, enabling the Company to purchase up to 1,200,000 additional shares of Mid Am, Inc. common stock.

Attached hereto as Exhibit 1 is a copy of the Company's press release dated January 16, 1998, which reported the issuance of subordinated notes and the reauthorization of its buyback program.






































SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MID AM, INC.
Registrant



/s/  Dennis L. Nemec



Dennis L. Nemec
Executive Vice President / Chief Financial Officer



Date:  January 28, 1998

























MID AM, INC.



EXHIBIT INDEX



Exhibit No.         Description                      Page Number

    (1)             Mid Am, Inc. Announces
                      Issuance of Subordinated
                      Notes and Reauthorization
                      of Buyback Program                  5





































EXHIBIT NO. 1




FOR IMMEDIATE RELEASE


CONTACT:  Dennis L. Nemec
          Executive Vice President
          Chief Financial Officer
          (419) 373-6462

          W. Granger Souder
          Executive Vice President
          General Counsel
          (419) 327-6305




          MID AM, INC. REAUTHORIZES BUYBACK PROGRAM;
                   ISSUES SUBORDINATED NOTES


   January 16, 1998 (Bowling Green, Ohio NASDAQ: MIAM) Mid Am, Inc. announced that the Board of Directors reauthorized its share buyback plan, enabling the Company to purchase up to 1,200,000 additional shares of the Company's outstanding common stock over a twelve month period in the open market or in privately negotiated transactions. The reauthorization follows the fulfillment of the Company's 1997 share buyback program, under which the Company repurchased 1,623,000 shares of its common stock, and continues the Company's systematic pattern of reacquisition. The share buyback is expected to enable the Company to restructure its balance sheet and enhance shareholder returns, while maintaining strong capital levels through earnings retention. The repurchased shares may be reissued pursuant to future stock dividends or in connection with its stock option plans.

   The Company also announced the issuance and sale of unregistered 7.08% ten year Subordinated Notes in the principal amount of $50,000,000 in a private placement. The net proceeds to the Company from the sale of Subordinated Notes will be used for general corporate purposes.

   Mid Am, Inc. is a $2.2 billion financial services holding company, headquartered in Bowling Green, Ohio. Affiliates include Mid American National Bank and Trust Company, Toledo, Ohio; First National Bank Northwest Ohio, Bryan, Ohio; American Community Bank, N.A., Lima, Ohio; AmeriFirst Bank, N.A., Xenia, Ohio; Adrian State Bank, Adrian, Michigan; Mid Am Information Services, Inc., Bowling Green, Ohio; Mid Am Recovery Services, Inc., Clearwater, Florida; MFI Investments Corp., Bryan, Ohio; Mid Am Credit Corp., Columbus, Ohio; Mid Am Financial Services, Inc., Carmel, Indiana; Simplicity Mortgage Consultants, Inc., Marion, Indiana; Mid Am Private Trust, N.A., Cincinnati, Ohio; and Mid Am Title Insurance Agency, Inc., Adrian, Michigan.


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